                                                                   EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (the "AGREEMENT") is made as of April __ 2004, by and among 1ST COMMUNITY BANK, a federal savings bank ("BANK"), its parent corporation FAIRBANCO HOLDING COMPANY, INC. a Georgia corporation ("Fairbanco") and ___________________, a resident of the State of Georgia ("EXECUTIVE").

         WHEREAS, Bank is engaging in a full range of banking services in Fulton and Fayette Counties, Georgia (the "BUSINESS") and Executive is an executive officer of the Bank and Fairbanco; and

         WHEREAS, Fairbanco and United Community Banks, Inc., a Georgia corporation (the "COMPANY") have entered into that certain Agreement and Plan of Reorganization (the "ACQUISITION AGREEMENT") dated as of March 11, 2004, as amended, whereby the Company has agreed to purchase Fairbanco and Bank through the merger of Fairbanco with and into Company for cash and stock of the Company; and

         WHEREAS, as a condition of the Acquisition Agreement, Executive has agreed to terminate that certain Employment Agreement, dated November 13, 1997 by and between Executive and Bank (the "EMPLOYMENT AGREEMENT") in accordance with the terms of this Agreement;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations, warranties, benefits and obligations contained in this Agreement, and of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Executive and the Bank have agreed to terminate the Employment Agreement effective at the Closing Date (as defined in the Acquisition Agreement).

2. In consideration for, and as a material inducement to enter into this Agreement and an appropriate release, Bank will provide Executive with the a payment of ______________ Dollars ($_________), gross, (the
         "SETTLEMENT PAYMENT") payable in three (3) payments of ______________ Dollars ($_________) on each of the Closing Date, January 2, 2005 and January 2, 2006.

3. This Agreement will be deemed to be a contract made under the laws of the State of Georgia, and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of Georgia, without regard to principles of conflict of laws.

4. Executive affirms that the only consideration for him or her signing this Agreement is that set forth in SECTION 2, that no other promise or agreement of any kind has been made to or with him or her by any person or entity to cause him or her to execute this document, and that he or she fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                               1ST COMMUNITY BANK



                               By:
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                               EXECUTIVE



                               By:
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